Exhibit 10.1*

EXECUTION COPY

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 to CREDIT AGREEMENT, dated as of March 20, 2007 (this “Amendment”), to the Credit Agreement dated as of February 11, 2005 as heretofore amended (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among CONSTAR INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the institutions from time to time party thereto as Lenders (the “Lenders”), the institutions from time to time party thereto as Issuers (the “Issuers”) and CITICORP USA, INC., a Delaware corporation, in its capacity as administrative agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), is entered into among the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W i t n e s s e t h:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in certain respects as set forth below; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Credit Agreement

The Credit Agreement is, effective as of the date first written above (the “Effective Date”) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent to the Effectiveness of this Amendment) hereof, hereby amended as follows:

(a) Amendments to Article I (Definitions, Interpretation and Accounting Terms)

(i) The table in the definition of “Applicable Margin” in Section 1.1 (Defined Terms) of the Credit Agreement is amended as follows:

MONTHLY AVAILABLE CREDIT	BASE RATE LOANS	EURODOLLAR RATE LOANS
Greater than $50,000,000	0.50%	1.50%
Less than or equal to $50,000,000 and greater than $25,000,000	0.75%	1.75%
Less than or equal to $25,000,000	1.00%	2.00%

(ii) The following definitions in Section 1.1 (Defined Terms) of the Credit Agreement are hereby amended in their entirety to read as follows:

(A) “Applicable Unused Commitment Fee Rate” means a per annum rate equal to the rate set forth below opposite the then applicable Monthly Available Credit (determined on the first day of the calendar month succeeding the calendar month most recently ended) set forth below:

MONTHLY AVAILABLE CREDIT	FEE RATE
Greater than $25,000,000	0.375%
Less than or equal to $25,000,000	0.25%

(B) “First Mortgage Notes” means the floating rate notes due 2012 issued by the Borrower under the First Mortgage Notes Indenture and any Refinancing Indebtedness (as defined in the First Mortgage Notes Indenture) with respect thereto that is on terms not materially less favorable in the aggregate to the Lenders and does not require any payment of principal prior to 90 days following the Scheduled Termination Date.

(C) “Scheduled Termination Date” means February 11, 2012.

(D) “Senior Sub Notes” means the 11% Senior Subordinated Notes due 2012 issued pursuant to the Senior Sub Notes Indenture and any Refinancing Indebtedness (as defined in the Senior Sub Notes Indenture) with respect thereto that is on terms not materially less favorable in the aggregate to the Lenders and does not require any payment of principal prior to one year following the Scheduled Termination Date.

(iii) The following definitions are hereby deleted in their entirety from Section 1.1 (Defined Terms) of the Credit Agreement:

(A) “Consolidated Net Income”

(B) “EBITDA”

(C) “Interest Coverage Ratio”

(b) Amendment to Article V (Financial Covenants)

Section 5.2 (Minimum Collateral Availability) of the Credit Agreement is hereby amended by deleting the dollar amount of “$20,000,000.” and replacing it with “$15,000,000.”

(c) Amendment to Article VI (Reporting Covenants)

Section 6.12(a) (Borrowing Base Determination) of the Credit Agreement is hereby amended by replacing the phrase “ten days” with the phrase “ten Business Days” in clause (i).

(d) Amendments to Article VIII (Negative Covenants)

(i) Section 8.3 of the Credit Agreement is hereby amended by deleting the dollar amount of “$7,500,000” in clause (i) of said Section and replacing it with “$25,000,000”.

(ii) Section 8.4 of the Credit Agreement is hereby amended by replacing the period at the end of clause (g) thereof with the text “; and” and inserting a new clause (h) at the end thereof to read in its entirety as follows:

“(h) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale in the ordinary course of business as long as each such Asset Sale is of fair market value and for cash, and any such Asset Sale pursuant to this clause (g) shall not exceed $100,000 in value of assets sold or consideration received and that the aggregate of all such Asset Sales during any Fiscal Year pursuant to this clause (g) shall not exceed $500,000.”

(iii) Section 8.10 of the Credit Agreement is hereby amended by deleting the text of such section in its entirety and replacing it with the following:

“Except pursuant to the Loan Documents, the Senior Sub Notes Indenture (or any indenture or agreement pursuant to which the Senior Sub Notes are then outstanding), the First Mortgage Notes Indenture (or any indenture or agreement pursuant to which the First Mortgage Notes are then outstanding), any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (d) or (e) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), any agreement governing Indebtedness permitted by Section 8.1(l) (Indebtedness) and any purchase agreement relating to any Asset Sale not prohibited by Section 8.4 (Sale of Assets), the Borrower shall not and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.”

(e) Amendments to Article IX (Events of Defaults)

(i) Section 9.1(g) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $4,000,000, to the extent not covered by insurance, shall be rendered against one or more of the Borrower and its Subsidiaries unless the same shall be vacated or a stay of execution thereof procured, provided that such vacatur or stay is obtained not later than 30 days after the date of entry of such judgment or order; or”

(ii) Section 9.1 (Events of Default) of the Credit Agreement is hereby amended by deleting the word “or” from the end of clause (m), by replacing the period at the end of clause (n) thereof with the text “; or” and inserting a new clause (o) at the end thereof to read in its entirety as follows:

“(o) (i) on or before the date that is 90 days prior to the Scheduled Termination Date, the First Mortgage Notes, as in effect on the Closing Date, shall not have been Refinanced (as defined in the First Mortgage Notes Indenture), or the terms of such Refinanced Indebtedness (as defined in the First Mortgage Notes Indenture) shall be materially less favorable in the aggregate to the Lenders or require any payment of principal prior to 90 days following the Scheduled Termination Date.”

(f) Amendment to Schedule I (Revolving Credit Commitments).

Schedule I (Revolving Credit Commitments) of the Credit Agreement is hereby amended in its entirety to read as provided in Schedule I to this Amendment.

Section 2. Amendment to Pledge and Security Amendment

The parties hereto agree that the Pledge and Security Agreement shall be amended as provided in Exhibit A hereto.

Section 3. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective (the “Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied or duly waived by the Administrative Agent and the Lenders constituting the Requisite Lenders:

(a) the Administrative Agent shall have received this Amendment, duly executed by the Borrower, each Guarantor, the Administrative Agent and all the Lenders; and

(b) the Administrative Agent shall have received payment of all fees due in respect of this Amendment.

(c) the representations and warranties in Section 3 of this Amendment shall be true and correct on the Effective Date;

(d) the Administrative Agent shall have received a favorable opinion of Dechert LLP, counsel to the Loan Parties and an opinion of Dechert LLP, counsel to the Loan Parties in the United Kingdom, in form and substance satisfactory to the Administrative Agent, in each case addressed to the Administrative Agent and the Lenders and such opinion or opinions of counsel to the Administrative Agent regarding this Amendment and the transactions contemplated hereby as the Administrative Agent may reasonably require;

(e) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and that there have been no changes in the certificate of incorporation and by-laws (or equivalent Constituent Documents) of such Loan Party from the certificate of incorporation and by-laws (or equivalent Constituent Documents) heretofore delivered to the Administrative Agent.

(f) The Administrative Agent shall have received a UK debenture duly executed and delivered by the UK Guarantor (the “Debenture”) and a UK share mortgage over the shares of the UK Guarantor duly executed and delivered by Constar Foreign Holdings, Inc. (the “Share Mortgage”), each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, together with such evidence, certificates, instruments and other documents as required by each of the Debenture and the Share Mortgage.

Section 4. Assignment by Lenders

Each Lender hereby agrees to sell and assign on the Effective Date to any other Lender, such portion of such Lender’s rights and obligations under the Credit Agreement, including, without limitation, any outstanding loans or advances thereunder and any participation in any Letters of Credit, as shall be required for the Revolving Credit Commitments of each Lender, to be as set forth on Schedule I, with each such Lender holding a pro rata share of the Revolving Credit Outstandings, in each case for an amount equal to the principal balance of all such loans sold and assigned by such other Lender. Each Lender assigning its rights and obligations under the Credit Agreement in accordance with this Section 4: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with , any Loan Documents or any other instrument or document furnished pursuant thereto; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto. Each Lender agrees that, upon the Administrative Agent’s request, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Revolving Credit Note (if the assigned loans are evidenced by Revolving Credit Notes) subject to such Assignment and Acceptance; provided, however, that the failure of such Existing Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid.

Section 5. Representations and Warranties

The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms;

(b) each of the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith is true and correct in all material respects on and as of the date hereof as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby (if applicable);

(c) after giving effect to the amendment to the Pledge and Security Agreement contemplated by this Amendment, no Default or Event of Default has occurred and is continuing (except for those that are duly waived); and

(d) no litigation has been commenced against any Loan Party or any of its Subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment, the Credit Agreement or any Loan Document, in each case as amended hereby (if applicable).

Section 6. Fees and Expenses

The Borrower agrees to pay the Administrative Agent (i) a fee equal to $75,000 for the account of the Lenders to be shared by them pro rata in accordance with their respective Revolving Credit Commitments and (ii) in accordance with the terms of Section 11.3 (Costs and Expenses) of the Credit Agreement all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents).

Section 7. Reference to the Effect on the Loan Documents

(a) As of the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment shall be deemed a Loan Document.

Section 8. Consent of Guarantors

Each Guarantor hereby consents to this Amendment and agrees that the terms hereof shall not affect, impair or reduce in any way its obligations, liabilities or liens under the Loan Documents (as amended and otherwise expressly modified hereby), all of which obligations, liabilities and liens shall remain in full force and effect and each of which is hereby reaffirmed (as amended and otherwise expressly modified hereby).

Section 9. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterpart (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 11. Section Titles

The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 13. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 14. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Lenders, the other parties hereto and their respective successors and assigns.

Section 15. Waiver of Jury Trial

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CONSTAR INTERNATIONAL INC. as Borrower

By:	/s/ Walter Sobon
Name: Walter Sobon
Title: Executive Vice President and CFO

CITICORP USA, INC., as Administrative Agent, Swing Loan Lender and Lender

By:	/s/ David Jaffe
Name: David Jaffe
Title: Director and Vice President

WELLS FARGO FOOTHILL, LLC as Lender

By:	/s/ Mark Bradford
Name: Mark Bradford
Title: VP

[Constar Amendment No. 4 Signature Page]

Guarantors:

CONSTAR INTERNATIONAL U.K. LIMITED, as Guarantor

By:	/s/ Frank Edward Gregory
Name: Frank Edward Gregory
Title: V.P. European Operations

CONSTAR, INC., as Guarantor

By:	/s/ Walter Sobon
Name: Walter Sobon
Title: Executive Vice President and CFO

BFF INC., as Guarantor

By:	/s/ Walter Sobon
Name: Walter Sobon
Title: Executive Vice President and CFO

DT, INC., as Guarantor

By:	/s/ Walter Sobon
Name: Walter Sobon
Title: Executive Vice President and CFO

CONSTAR FOREIGN HOLDINGS, INC., as Guarantor

By:	/s/ Walter Sobon
Name: Walter Sobon
Title: Executive Vice President and CFO

[Constar Amendment No. 4 Signature Page]

*Schedule I — Revolving Credit Commitments and Exhibit A — Amendment No. 1 to Pledge and Security Agreement have been omitted. The Company hereby agrees to furnish supplementally a copy of the omitted schedule or exhibit to the Securities and Exchange Commission upon its request.